UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 28, 2017

Heritage Oaks Bancorp

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	000-25020	77-0388249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1222 Vine Street, Paso Robles, CA 93446
(Address of Principal Executive Offices) (Zip Code)

805-369-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Heritage Oaks Bancorp (the “Company”) today announced that it intends to delist its common stock from The NASDAQ Capital Market in connection with the pending merger of the Company with and into Pacific Premier Bancorp, Inc. (“PPBI), with PPBI surviving the merger. The merger is expected to be completed on April 1, 2017, subject to satisfaction of certain conditions contained in the merger agreement.

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market (“NASDAQ”), the Company has provided written notice to NASDAQ of its intent to delist. The Company has requested that NASDAQ file a Form 25 with the SEC upon completion of the merger to effect the delisting.

Provided that the requirements for deregistration are met, in due course the Company intends to file a Form 15 with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s shares of common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act. As of the date of the filing of the Form 15, the obligation of the Company to file reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. Other filing requirements will terminate upon the effectiveness of the deregistration under Section 12(g) of the Exchange Act, which is expected to occur 90 days after the filing of the Form 15.

Item 8.01. Other Events.

On March 28, 2017, the Company issued a press release announcing its voluntary delisting from The NASDAQ Capital Market. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1 Press release, dated March 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp

Date: March 28, 2017	By:	/s/ Jason Castle
Jason Castle
Executive Vice President, Chief Financial Officer